UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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REAL ESTATE INVESTMENT TRUST I

3080 Bristol Street, Suite 550

Costa Mesa, California 92626

www.RichUncles.com

Notice of 2017 Annual Meeting of SHAREholders

To Be Held NOVEMBER 10, 2017

Dear Shareholder:

On Friday, November 10, 2017, we will hold our 2017 annual meeting of shareholders (“Annual Meeting”) at the offices of the Company located at 3090 Bristol Street, Suite 550, Costa Mesa, California 92626. The meeting will begin at 11:00 a.m. Pacific daylight time. Directions to the meeting can be obtained by calling (855) 742-4862.

We are holding this meeting for the following purposes:

1.	To consider and vote upon the election of the seven Trust Manager nominees named in the accompanying proxy statement to serve until our 2018 annual meeting of shareholders and until their respective successors are elected and qualified.

The Board of Trust Managers recommends a vote FOR all of the Trust Manager nominees.

2.	To consider and vote upon the ratification of the appointment Anton & Chia as our independent registered public accounting firm for the year ending December 31, 2017.

The Board of Trust Managers recommends a vote FOR the ratification of the appointment of Anton & Chia LLP as our independent registered public accounting firm for the year ending December 31, 2017.

3.	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

The Board of Trust Managers has fixed the close of business on September 15, 2017 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

Whether you plan to attend the Annual Meeting and vote in person or not, we urge you to authorize a proxy to vote your shares as early as possible. Shareholders may authorize a proxy to vote their shares: (1) via the Internet; or (2) by mail, using the proxy card accompanying your proxy materials if you received a printed copy of the proxy materials by mail.

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting shareholder votes.

By Order of the Board of Trust Managers

/s/ Jean Ho Chief Financial Officer and Secretary

Costa Mesa, California

September 26, 2017

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

3080 Bristol Street, Suite 550

Costa Mesa, California 92626

Proxy Statement

For the 2017 Annual Meeting of Shareholders

to be Held on November 10, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trust Managers (the “Board of Trust Managers” or the “Board”) of Rich Uncles Real Estate Investment Trust I, a California real estate investment trust, for use at the 2017 annual meeting of shareholders to be held at our offices located at 3090 Bristol Street, Suite 550, Costa Mesa, California 92626, at 11:00 a.m. Pacific daylight time, on Friday, November 10, 2017 (the “Annual Meeting”). On or about September 26, 2017, proxy materials for the Annual Meeting, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Annual Report”), are being made available to shareholders entitled to vote at the Annual Meeting.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “Rich Uncles Real Estate Investment Trust I” or the “Company” refer to Rich Uncles Real Estate Investment Trust I and its subsidiaries unless the context requires otherwise.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS: This Proxy Statement and the 2016 Annual Report are available on the Internet at https://news.richuncles.com/careit1proxy/. The information contained on our website is not part of, or incorporated by reference in, this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving materials in connection with the Annual Meeting?

A:

As permitted by the Securities and Exchange Commission (“SEC”), we are furnishing to shareholders our Notice of 2017 Annual Meeting of Shareholders, Proxy Statement and 2016 Annual Report primarily over the Internet. These materials are being made available to you because the Board of Trust Managers is soliciting your proxy to vote your shares of our common stock at the Annual Meeting. The Proxy Statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting.

Shareholders who previously consented to electronic delivery of our proxy materials have received an e-mail containing links to our proxy materials and instructions for submitting a proxy via the Internet to authorize the voting of their shares at the Annual Meeting. For all other shareholders, we mailed a Notice of Internet Availability containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability or a copy of our proxy materials via e-mail, you will not receive a paper copy of the proxy materials unless you request one. We believe the delivery options we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

Q:	What is a proxy?

A:	A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you authorize your proxy, you are appointing Howard Makler and Jean Ho, each of whom is one of our officers, as your proxies, and you are authorizing each of them to vote your shares of common stock at the Annual Meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. If you authorize your proxy without instructions, they will vote your shares (i) FOR all of the Trust Manager nominees, and (ii) FOR the ratification of the appointment of Anton & Chia LLP as our independent registered public accounting firm for the year ending December 31, 2017. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the Board of Trust Managers or, in the absence of such a recommendation, in their discretion. It is important for you to authorize your proxy via the Internet (or by mail if you requested and received a printed copy of the proxy materials) as soon as possible whether or not you plan on attending the Annual Meeting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Friday, November 10, 2017, at 11:00 a.m. Pacific daylight time at our offices located at 3090 Bristol Street, Suite 550, Costa Mesa, California 92626.

Q:	Who is entitled to attend and vote at the Annual Meeting?

A:	Anyone who is a shareholder of record of our common stock at the close of business on September 15, 2017, the record date, or holds a valid proxy for the Annual Meeting, is entitled to attend and vote at the Annual Meeting and at any postponement or adjournment thereof. Each may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Any holder of a proxy from a shareholder must also present the proxy, properly executed, and a valid government-issued photo identification. If you are not a shareholder of record but hold shares through an individual retirement account (IRA) or 401(k) plan, you may attend the Annual Meeting but should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the proxy or voting instruction card provided for your IRA or 401(k) account, or other similar evidence of ownership.

Q:	Will my vote make a difference?

A:	Yes. Your vote could affect the proposals described in this Proxy Statement. Moreover, your vote is needed to ensure that the proposals described herein can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting shareholder votes.

Q:	How many shares of common stock are entitled to vote at the Annual Meeting?

A:	As of September 15, 2017, there were 8,340,147 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:	What constitutes a quorum?

A:	A quorum consists of the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting. There must be a quorum present in order for the Annual Meeting to be a duly held meeting at which business can be conducted. Abstentions and broker non-votes, if any, will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes, if any, will not be counted as votes cast.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock you held as of the close of business on the record date.

Q:	What may I vote on?

A:	You may vote on:

(1)	the election of the seven (7) Trust Managers nominees named in this Proxy Statement to serve until our 2018 annual meeting of shareholders and until their respective successors are elected and qualified;

(2)	the ratification of the appointment of Anton & Chia LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

(3)	such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Q:	How does the Board of Trust Managers recommend I vote on the proposals?

A:	The Board of Trust Managers recommends that you vote:

(1)	FOR all of the nominees for election to the Board of Trust Managers who are named in this Proxy Statement; and

(2)	FOR the ratification of the appointment of Anton & Chia LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Q:	How can I vote in person at the Annual Meeting?
A:

If you are a shareholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can vote using the ballot that will be provided at the Annual Meeting, or, if you received a printed copy of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting. If you hold a valid proxy to vote a shareholder’s shares at the Annual Meeting, you must present a copy of your proxy prior to voting at the Annual Meeting.

Please note that if you hold shares of our common stock in an IRA or 401(k) plan account, those shares cannot be voted in person at the Annual Meeting. See “How can I vote my shares held in an IRA or 401(k) plan account?” below.

Q:	How can I vote my shares without attending the Annual Meeting?
A:	You can have your shares voted without attending the Annual Meeting by authorizing a proxy in advance of the Annual Meeting to vote your shares at the Annual Meeting. Shareholders have the following options for authorizing a proxy to vote their shares:

•	via the Internet, (1) by following the instructions included in the e-mail you received if you consented to and received your proxy materials electronically or (2) by accessing the website and following the instructions indicated on the Notice of Internet Availability or proxy card, if any, received by mail; or

•	by mail, by completing, signing, dating and returning the proxy card accompanying the proxy materials, if you received a printed copy of the proxy materials by mail;

We encourage you to authorize a proxy to vote your shares via the Internet, since it is quick, convenient and provides a cost savings to us. When you authorize a proxy to vote your shares via the Internet prior to the date of the Annual Meeting, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. The granting of proxies electronically is permitted under California law.

If you are a shareholder of record as of the record date, submitting your proxy via Internet or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting.

Q:	How can I vote my shares held in an IRA or 401(k) plan account?

A:	If your shares are held in an IRA or 401(k) plan account, you will receive a request for voting instructions with respect to the shares allocated to each of your plan accounts. You are entitled to direct the custodian or plan trustee of your account on how to vote your shares at the Annual Meeting. If you do not submit voting instructions to the custodian or trustee of your account, your shares may not be voted at the Annual Meeting.

Q:	What is the deadline for voting my shares?
A:	If you are a shareholder of record and authorize your proxy by Internet or mail, your proxy must be received by 11:59 p.m. Pacific time on November 9, 2017 in order for your shares to be voted at the Annual Meeting.

Q:	What if I authorize my proxy and then change my mind?

A:	You have the right to change or revoke your proxy at any time before the Annual Meeting by:

(1)	delivering a written revocation to Jean Ho, our Secretary, before the Annual Meeting;

(2)	attending the Annual Meeting and voting in person as described above under “How can I vote in person at the Annual Meeting?” Attendance at the Annual Meeting will not by itself constitute revocation of a proxy; or

(3)	authorizing another proxy by Internet or mail on a later date prior to the deadlines specified above under “What is the deadline for voting my shares?”

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting.

Q:	What are the voting requirements to elect the Board of Trust Managers?

A:	With regard to the election of Trust Managers, you may vote “FOR” or “AGAINST” each Trust Manager nominee or you may “ABSTAIN” from voting on any of the Trust Manager nominees. Under our charter, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at a meeting of shareholders at which a quorum is present is required for the election of the Trust Managers Because of this majority vote requirement, abstentions and broker non-votes, if any, will have the effect of a vote against each nominee for Trust Manager. If an incumbent Trust Manager nominee fails to receive the required number of votes for re-election, then under California law, he or she will continue to serve as a “holdover” Trust Manager until his successor is elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board of Trust Managers.

Q:	What are the voting requirements for the ratification of the appointment of Anton & Chia LLP as our independent registered public accounting firm for the year ending December 31, 2017?

A:	With regard to the proposal relating to the ratification of the appointment of Anton & Chia LLP as our independent registered public accounting firm for the year ending December 31, 2017, you may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. Under our bylaws, a majority of the shares of common stock entitled to vote on, and voted for or against, the matter at an annual meeting at which a quorum is present is required for the ratification of the appointment of Anton & Chia LLP as our independent registered public accounting firm for the year ending December 31, 2017. Abstentions will not count as a vote for or against the matter and will have no effect on the determination of this proposal. Broker non-votes, if any, will not affect the outcome of this proposal. The ratification of the appointment of Anton & Chia LLP as our independent auditors is considered a “routine” matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board of Trust Managers.

Q:	What is a “broker non-vote”?

A:	A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received instructions from the beneficial owner but has, and exercises, discretionary voting power to vote the beneficial owner’s shares on other proposals at the meeting. None of our shares of common stock are held through stock brokerage accounts, so there can be no broker non-votes at the Annual Meeting.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than the election of Trust Managers and the ratification of the appointment of Anton & Chia LLP as our independent registered public accounting firm for the year ending December 31, 2017, if any other business is properly presented at the annual meeting, your submitted proxy gives authority to Howard Makler and Jean Ho, and each of them, to vote on such matters in accordance with the recommendation of the Board of Trust Managers or, in the absence of such a recommendation, in their discretion.

Q:	How are proxies being solicited?

A:	In addition to mailing proxy solicitation material, our Trust Managers and employees of our advisor or its affiliates may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate.

We will pay all of the costs of soliciting these proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders.

Q:	What should I do if I receive more than one set of proxy materials for the Annual Meeting?

A:	You may receive more than one set of proxy materials for the Annual Meeting, including more than one Notice of Internet Availability. For example, if you consented to electronic delivery of our proxy materials, you may receive multiple e-mails containing our proxy materials if your shares are registered in more than one name or held in more than one account (such as a 401(k) or IRA account), unless your shares are registered with us through a single e-mail address. Even if you received only one e-mail containing our proxy materials, you will be asked to vote your shares separately for each name and account through which you hold your shares of our common stock. If you did not consent to electronic delivery of our proxy materials, you may receive more than one Notice of Internet Availability if your shares of our common stock are registered in more than one name or held in more than one account. Please respond as soon as possible to each and every request for a proxy or voting instructions you receive to ensure all of your shares of common stock are voted at the Annual Meeting.

Q:	Where can I find more information?

A:	We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

CERTAIN INFORMATION ABOUT MANAGEMENT

The Board of Trust Managers

We operate under the direction of the Board of Trust Managers. The Board of Trust Managers oversees our operations and makes all major decisions concerning our business. We currently have seven (7) Trust Managers, three of whom are affiliates of our advisor, Raymond E. Wirta, Harold C. Hofer and John Wang, and four of whom are independent. All seven of our Trust Managers have been nominated for re-election at the Annual Meeting. For biographical information regarding our Trust Managers, see “—Executive Officers and Trust Managers” below.

During 2016, the Board of Trust Managers held three meetings, and acted by unanimous consent on fifteen occasions. There is one committee of the Board of Trust Managers which is composed entirely of independent Trust Managers: the audit committee which was formed in 2017. Information regarding this committee is set forth below. During 2016, each of our Trust Managers attended at least 75% of the meetings of the Board.

Board Leadership Structure

The composition of the Board of Trust Managers and the company governance provisions in our charter ensure strong oversight by independent Trust Managers. As noted above, the audit committee is composed entirely of independent Trust Managers. Our Company’s management is led by Mr. Hofer, our chief executive officer, and the chairman of our board is Mr. Wirta, and each has held those positions since our inception. As chairman of the board, Mr. Wirta is responsible for leading board meetings and meetings of shareholders, generally setting the agendas for board meetings in consultation with Mr. Hofer and subject to the requests of other Trust Managers. Mr. Hofer is responsible for providing information to the other Trust Managers in advance of meetings and between meetings. The direct involvement of Messrs. Wirta and Hofer in the Company’s operations makes them best positioned to lead strategic planning sessions and determine the time allocated to each agenda item in discussions of our short- and long-term objectives. We do not currently have a policy requiring the appointment of a lead independent Trust Managers as all of our independent Trust Managers are actively involved in Board and committee meetings.

The Role of the Board of Trust Managers in our Risk Oversight Process

Our executive officers and our advisor are responsible for the day-to-day management of risks faced by the Company, while the Board of Trust Managers, as a whole and through its committee, has responsibility for the oversight of risk management. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and manages risks associated with the independence of the independent Trust Managers and potential conflicts of interest involving our advisor and its affiliates. Although the audit committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Trust Managers is regularly informed through committee reports about such risks as well as through regular reports directly from the executive officers responsible for oversight of particular risks within our Company.

Trust Manager Independence

Our charter requires that a majority of our Trust Managers be “Independent Trust Managers” (as defined in our charter), except at a time when there is a vacancy on the Board of Trust Managers. A copy of our charter is available in the REIT I Corporate Governance section of our website at www.richuncles.com. For purposes of our charter, an Independent Trust Manager is any Trust Manager who is not associated and has not been associated within the last two (2) years, directly or indirectly, with our advisor. A Trust Manager is deemed to be associated with our advisor if he or she: (i) owns an interest in the advisor or any of its affiliates; (ii) is employed by advisor or any of its affiliates; (iii) is an officer or director of the advisor or any of its affiliates; (iv) performs services, other than as a Trust Manager, for the Company; (v) is a director for more than three REITs organized by our or advised by our advisor; or (vi) has any material business or professional relationship with our advisor or any of its affiliates. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the Trust Manager from our advisor and affiliates shall be deemed material per set if it exceed 5% of the Trust Manager’s annual gross revenue (derived from all sources) during either of the last two (2) years or net worth (on a fair market value basis). A Trust Manager is also deemed to be associated with our advisor if the Trust Manager’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with our advisor, any of its affiliates or the Company.

In addition, although our shares are not listed for trading on any national securities exchange, a majority of the Trust Managers, and all of the members of the audit committee, are “independent” as defined by the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent Trust Manager, in addition to satisfying certain bright-line criteria, the Board of Trust Managers must affirmatively determine that a Trust Manager has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).

The Board of Trust Managers has determined that Vipe Desai, David Feinleib, Jonathan Platt and Jeffrey Randolph each qualify as an “Independent Trust Manager” as defined in our charter and satisfies the New York Stock Exchange independence standards. Messrs. Desai, Feinleib, Platt and Randolph also serve as independent members on the Board of Directors of RW Holdings NNN REIT, Inc. (d/b/a “Rich Uncles NNN REIT, Inc.”).

The Audit Committee

General

Our newly formed audit committee’s function is to assist the Board of Trust Managers in fulfilling its responsibilities by overseeing (i) our accounting and financial reporting processes, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, and (iv) our independent auditors’ qualifications, performance and independence. The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter. The audit committee charter is available in the REIT I Corporate Governance section of our website at www.richuncles.com.

The members of the audit committee are Jeffrey Randolph (Chairman), Vipe Desai, David Feinleib and Jonathan Platt. All of the members of the audit committee are “Independent Trust Managers” as defined by our charter and are “independent” as defined by the New York Stock Exchange and applicable rules of the SEC. All members of the audit committee are financially literate, and the Board of Trust Managers has determined that Mr. Randolph satisfies the SEC’s requirements for an “audit committee financial expert.”

The audit committee was formed in May 2017; therefore, during 2016, the audit committee held no meetings and no report of the audit committee for 2016 is included in this proxy statement. Because there was no audit committee in 2016, the audit committee functions were performed by our independent Trust Managers. See “Report of the Independent Trust Managers” below. In performing these audit committee functions during 2016, the independent Trust Managers participated in three joint meetings with the entire Board of Trust Managers.

Independent Registered Public Accounting Firm

For the year ended December 31, 2016, Anton & Chia LLP served as our independent registered public accounting firm and provided certain tax and other services. Anton & Chia LLP has served as our independent registered public accounting firm since our inception. We expect that Anton & Chia representatives will be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Anton & Chia representatives will be available to respond to appropriate questions posed by shareholders. The audit committee has engaged Anton & Chia LLP as our independent auditors to audit our financial statements for the year ending December 31, 2017. The audit committee may, however, select new auditors at any time in the future in its discretion if it deems such decision to be in our best interests. Any such decision would be disclosed to our shareholders in accordance with applicable securities laws.

Pre-Approval Policies

In order to ensure that the provision of services by the Company’s independent registered public accounting firm does not impair the auditors’ independence, the audit committee (and the independent Trust Managers of our Board of Trust Managers prior to the establishment of the audit committee in May 2017) pre-approves all auditing services performed for us by our independent auditors, as well as all permitted non-audit services. In determining whether or not to pre-approve services, the audit committee considers (and, prior to the establishment of the audit committee in May 2017, the independent Trust Managers of our Board of Trust Managers considered) whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by our independent auditors, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

For the years ended December 31, 2016 and 2015, all services rendered by Anton & Chia, as applicable, were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

The independent Trust Managers of our Board of Trust Managers reviewed the audit and non-audit services performed by Anton & Chia during the fiscal year ended December 31, 2016. The respective aggregate fees billed to us for professional accounting services by Anton & Chia, including the audit of our annual financial statements for the years ended December 31, 2016 and December 31, 2015, are set forth in the table below.

	2016	2015
Audit fees	$89,785	$30,275
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$89,785	$30,275

For purposes of the preceding table, the professional fees are classified as follows:

•	Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by our independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•	Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of our financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•	Tax fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All other fees – These are fees for any services not included in the above-described categories.

Report of the Independent Trust Managers

During 2016, the functions of the audit committee were performed by the independent Trust Managers of the Board. In connection with performing these functions, the independent Trust Managers were responsible for overseeing the Company’s accounting and financial reporting process. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; for the appropriateness of the accounting principles and reporting policies that are used by the Company; and for establishing and maintaining internal control over financial reporting as required by applicable SEC rules. Anton & Chia LLP, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The independent Trust Managers’ responsibility was to monitor and oversee these processes. The independent Trust Managers of the Board are not professionally engaged in the practice of accounting or auditing and thus their oversight does not provide an independent basis to determine that management has applied U.S. generally accepted accounting principles appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

In this context, the independent Trust Managers of the Board reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2016, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The independent Trust Managers discussed with Anton & Chia LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The independent Trust Managers of the Board received from Anton & Chia LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Anton & Chia LLP’s communications concerning its independence, and discussed with Anton & Chia LLP its independence from us. In addition, the independent Trust Managers of the Board considered whether Anton & Chia’s provision of non-audit services is compatible with Anton & Chia’s independence.

Based on these reviews and discussions, the independent Trust Managers of the Board recommended to the Board of Trust Managers that the 2016 audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Review of Our Policies

The independent Trust Managers have reviewed our policies and determined that they are in our best interests and in the best interests of our shareholders. Set forth below is a discussion of the basis for that determination.

Offering Policy. On July 20, 2016, in consideration of our size, the pace at which shares were sold in the primary offering, the costs associated with conducting a continuous primary offering, and the conditions in the real estate and capital markets, the Board of Trust Managers approved an early termination of the primary offering. We continue to offer shares of common stock under our dividend reinvestment plan and may do so until we have sold all of shares available for sale. We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general Company purposes, including, but not limited to: (i) the repurchase of shares under our share repurchase program; (ii) capital expenditures and leasing costs related to our real estate investments; (iii) reserves required by any financings of our real estate investments; and (iv) the repayment of debt. For the year ended December 31, 2016, the costs of raising capital in our primary public offerings and our dividend reinvestment plan represented 3% of the capital raised.

Acquisition and Investment Policies. We have invested substantially all of the net proceeds of the offering in a diverse portfolio of real estate investments and we continue to seek to make additional real estate investments.

We primarily invest, directly or indirectly through investments in non-affiliated entities, in single-tenant income-producing corporate properties, which are leased to creditworthy tenants under long-term net leases. While our focus is on single tenant net leased properties, we plan to diversify our portfolio by geography, investment size and investment risk with the goal of acquiring a portfolio of income-producing real estate investments that provides attractive and stable returns to our shareholders through a relatively predictable and stable current stream of income from properties with the potential for long-term capital appreciation in the value. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, or shares of or interests in other REITs or real estate companies. We make acquisitions of our real estate investments directly or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, tenants-in-common, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of our advisor or other persons.

Borrowing Policies. We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, and publicly or privately placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to fund repurchases of our shares or to provide working capital. To the extent we borrow on a short-term basis, we may refinance such short-term debt into long-term, amortizing mortgages once a critical mass of properties has been acquired and to the extent such debt is available at terms that are favorable to the then in-place debt.

There is no limitation on the amount we can borrow for the purchase of any individual property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets, and we intend to utilize up to 45% leverage in connection with our acquisition strategy, unless any excess borrowing is approved by a majority of the independent Trust Managers. When calculating our use of leverage, we will not include temporary, unsecured borrowing for property acquisitions under a revolving credit facility (or similar agreement).

We may borrow amounts from our advisor or its affiliates only if such loan is approved by a majority of our independent Trust Managers not otherwise interested in the transaction, as being fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

We may re-evaluate and change our debt strategy and policies in the future without a shareholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies.

Creditworthiness of Tenants Policies. In the course of making a real estate investment decision, we assess the creditworthiness of the tenant which leases the property we intend to purchase. Tenant creditworthiness is an important investment criterion, as it provides a barometer of relative risk of tenant default. Tenant creditworthiness analysis is just one element of due diligence which we intend to perform when considering a property purchase; and the weight we intend to ascribe to tenant creditworthiness is a function of the results of other elements of due diligence.

Some of the properties we intend to acquire will be leased to public companies. Many public companies have their creditworthiness analyzed by bond rating firms such as Standard & Poor’s and Moody’s. These firms issue credit rating reports which segregate public companies into what are commonly called “investment grade” companies and “non-investment grade” companies. We expect that our portfolio of properties will contain a mix of properties that are leased to investment grade public companies, non-investment grade public companies, and non-public companies (or individuals).

The creditworthiness of investment grade public companies is generally regarded as very high. As to prospective property acquisitions leased to other than investment grade tenants, we intend to analyze publicly available information and/or information regarding tenant creditworthiness provided by the sellers of such properties and then make a determination in each instance as to whether we believe the subject tenant has the financial fortitude to honor its lease obligations.

We do not intend to systematically analyze tenant creditworthiness on an ongoing basis, post-acquisition. Many leases will limit our ability as landlord to demand on recurring bases non-public tenant financial information. It will be our policy and practice, however, to monitor public announcements regarding our tenants, as applicable, and tenant payment histories.

Leasing Policies. We expect, in most instances, to acquire single tenant properties with existing net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges, and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple-net or double-net. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Most of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. Triple-net leases typically require the tenant to pay common area maintenance, insurance, and taxes associated with a property in addition to the base rent and percentage rent, if any. Double-net leases typically require the landlord to be responsible for structural and capital elements of the leased property. We anticipate that most of our acquisitions will have lease terms of five to 15 years at the time of the property acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. We may elect to obtain, to the extent commercially available, contingent liability and property insurance, flood insurance, environmental contamination insurance, as well as loss of rent insurance that covers one or more years of annual rent in the event of a rental loss. However, the coverage and amounts of our insurance policies may not be sufficient to cover our entire risk.

Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance.

Disposition Policies. We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our shareholders. The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

We may sell assets to third parties or to affiliates of our advisor. All transactions between us and our advisor and its affiliates must be approved by a majority of the independent Trust Managers.

We sold 29.86% of on property for gross proceeds of $1,000,000 during the year ended December 31, 2016 (see Note 5 to the Notes to Consolidated Financial Statements).

Policy Regarding Transactions with Related Persons. Our independent Trust Managers review and approve all transactions between us and our advisor, any of our officers or Trust Managers or any of their affiliates. Prior to entering into a transaction with a related party, a majority of the independent Trust Managers must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Business Conduct and Ethics lists examples of types of transactions with related parties that would create prohibited conflicts of interest and requires our officers and Trust Managers to be conscientious of actual and potential conflicts of interest with respect to our interests and to seek to avoid such conflicts or handle such conflicts in an ethical manner at all times consistent with applicable law. Our executive officers and Trust Managers are required to report potential and actual conflicts to the Compliance Officer, currently our chief financial officer, or directly to the independent Trust Managers, as appropriate.

 Certain Transactions with Related Persons

The independent Trust Managers have reviewed the material transactions between our affiliates and us since the beginning of 2015 as well as any such currently proposed material transactions. Set forth below is a description of such transactions and the independent Trust Managers’ report on their fairness.

•	During 2016, we entered into a Non-Solicitation Agreement in which we agreed not to solicit the employment of any employee of our advisor during the 12 month period following any termination of or failure to annually renew the Advisory Agreement.

During 2016, we sold 364,352 of our shares for $3,643,518 to Rich Uncles Real Estate Investment Trust I. an affiliated entity.

The independent Trust Managers believe that these arrangements with our advisor and the affiliated entity are fair, reasonable and in the best interests of our shareholders.

Relationship with our Advisor. Our advisor paid for all of the organization and offering expenses we incurred in connection with the offering. We reimbursed our advisor for those expenses that were paid out of the proceeds of the offering but not in excess of 3% of the gross offering proceeds that we received.

Our advisor provides day-to-day management of our business. Among the services provided by our Advisor under the terms of the advisory agreement are the following:

●	finding, presenting and recommending to us real estate and real estate-related investment opportunities consistent with our investment policies and objectives;
●	structuring the terms and conditions of our investments, sales and joint ventures;
●	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;
●	arranging for financing and refinancing of our properties and our other investments;
●	entering into leases and service contracts for our properties;
●	supervising and evaluating each property manager’s performance;
●	reviewing and analyzing the properties’ operating and capital budgets;
●	assisting us in obtaining insurance;
●	generating an annual budget for us;
●	reviewing and analyzing financial information for each of our assets and our overall portfolio;
●	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;
●	performing investor-relations services;
●	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;
●	engaging in and supervising the performance of our agents, including our registrar and transfer agent; and
●	performing any other services reasonably requested by us.

Our advisor is subject to the supervision of the Board and only has such authority as we may delegate to it as our agent. The advisory agreement has a one-year term, subject to an unlimited number of successive one-year renewals upon the mutual consent of the parties.

Pursuant to the Advisory Agreement, we were obligated to reimburse our advisor and its affiliates for organization and offering costs they incurred on our behalf, subject to a maximum reimbursement of 3% of the gross proceeds were received in the offering. For the year ended December 31, 2016, our advisor had incurred approximately $3,424,663 of organization and offering expenses on our behalf, of maximum reimbursable to our advisor was $2,558,339, of which $44,270 was payable as of December 31, 2016.

We incur acquisition fees payable to our advisor equal to 3.0% of the cost of each investment acquired by us. Acquisition fees relate to services provided in connection with the selection and acquisition of real estate investments. Acquisition fees for the year ended December 31, 2016 were $1,153,528, of which $48,950 was overpaid to and receivable from advisor as of December 31, 2016.

 We incur disposition fees payable to our advisor equal to 3% of the sales price of each investment sold by us. Disposition fees for the year ended December 31, 2016 were $30,000, of which all was paid to advisor as of December 31, 2016.

For asset management services, we pay our advisor a monthly fee. With respect to investments in real property, the asset management fee is a monthly fee equal to 0.05% of the total average investment value of the assets monthly. Asset management fees for the year ended December 31, 2016 were approximately $404,583, of which $44,015 was payable as of December 31, 2016.

Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if our advisor provides substantial services in connection with the post-acquisition financing or refinancing of any debt that we obtain relative to the properties or the REIT, we will pay the advisor or its assignees a financing coordination fee equal to 1.0% of the amount of such financing. Financing coordination fees for the year ended December 31, 2016 were $383,790, of which $137,800 was payable as of December 31, 2016.

Our real estate properties are intended to be triple-net single tenant properties with limited, if any, property management responsibilities. However, if our advisor or its affiliates provides property management services for our properties, we will pay fees equal to 1.5% of gross revenues from the properties managed. We also will reimburse our advisor or its affiliates for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by our advisor or affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers. Our advisor or its affiliates may subcontract the performance of its property management duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. Property management fees for the year ended December 31, 2016 were $21,267, of which all was payable as of December 31, 2016.

We reimburse the expenses incurred by our advisor and its affiliates in connection with its provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs (including salaries and benefits), utilities and IT costs. We do not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees (other than reimbursement of travel, due diligence and other costs associated with potential investments, including investments that we do not purchase, and communication expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers. Unless our Trust Managers make a finding, based on nonrecurring and unusual factors which they deem sufficient, that a higher level of expenses is justified for a period, we will not reimburse our advisor and its affiliates for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar noncash reserves and excluding any gain from the sale of assets for that period. No operating expense reimbursements for the year ended December 31, 2016 were paid nor incurred and we waived the reimbursement obligation of our advisor for excess operating expenses incurred by the Company during the third and fourth quarters of 2016 on the grounds that the waivers were fair and reasonable under the circumstances as to why the excess was incurred and how it was required to be calculated.

The independent Trust Managers consider our relationship with our advisor during 2016 to be fair and believe that the amounts payable to our advisor under the Advisory Agreement are similar to those paid by other publicly offered, unlisted, externally advised REITs and that this compensation is necessary in order for our advisor to provide the desired level of services to us and our shareholders.

Based on these reviews and discussions, the independent Trust Managers of the Board recommended to the Board of Trust Managers that the 2016 audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Independent Trust Managers of the Board of Trust Managers

Jeffrey Randolph, Vipe Desai, David Feinleib and Jonathan Platt

The foregoing Report of the Independent Trust Managers shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporated by reference this Proxy Statement into any filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

Nomination of Trust Managers

General

We do not have a standing nominating committee. Unless otherwise provided by California law, the Board of Trust Managers is responsible for selecting its own nominees and recommending them for election by our shareholders, provided that the independent Trust Managers are responsible for identifying and nominating replacements for vacancies among our independent Trust Manager positions. Unless filled by a vote of the shareholders as permitted by the California law, a vacancy that results from the removal of a Trust Managers will be filled by a vote of a majority of the remaining Trust Managers. Any vacancy on the Board of Trust Managers for any other cause will be filled by a vote of a majority of the remaining Trust Managers, even if such majority vote is less than a quorum. The Board of Trust Managers believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent Trust Manager positions can be identified and their qualifications assessed under a process free from conflicts of interest with us. Because nominations for vacancies in independent Trust Manager positions are handled exclusively by a committee composed only of independent Trust Managers, the Board of Trust Managers has determined that the creation of a standing nominating committee is not necessary. We do not have a charter that governs the Trust Managers nomination process.

Board Membership Criteria

With respect to filling vacancies for independent Trust Managers positions, the independent Trust Managers review the appropriate experience, skills and characteristics required of Trust Managers in the context of the then-current membership of the Board of Trust Managers. The full Board of Trust Managers annually conducts a similar review with respect to all Trust Manager nominations. This assessment includes, in the context of the perceived needs of the Board of Trust Managers at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries or accounting or financial management expertise. The Board of Trust Managers seeks to nominate Trust Managers with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire Board of Trust Managers. The Board of Trust Managers assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the Trust Managers and determining whether there are any deficiencies in the Board of Trust Managers’ collective skill set that should be addressed in the nominating process. The Board of Trust Managers made such an assessment in connection with Trust Manager nominations for the 2017 annual meeting of shareholders and determined that the composition of the current Board of Trust Managers satisfies its diversity objectives.

Other considerations in Trust Manager nominations include the candidate’s independence from conflict with us and the ability of the candidate to attend Board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It also is expected that independent Trust Managers nominated by the incumbent independent Trust Managers will be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by our charter, at least one of our independent Trust Managers must have at least three years of relevant real estate experience, and each Trust Managers who is not an independent Trust Managers must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the types of assets we acquire and manage.

Selection of Trust Managers. Unless otherwise provided by California law, the Board of Trust Managers is responsible for selecting its own nominees and recommending them for election by our shareholders, provided that the independent Trust Managers must nominate replacements for any vacancies among the independent Trust Manager positions. All Trust Managers nominees stand for election by our shareholders annually.

In nominating candidates for the Board of Trust Managers, the Board solicits candidate recommendations from its own members and the management of our advisor. The Board of Trust Managers and the independent Trust Managers may also engage the services of a search firm to assist in identifying potential Trust Manager nominees.

The Board of Trust Managers and the independent Trust Managers will consider recommendations made by shareholders for Trust Manager nominees who meet the established rust Manager criteria set forth above. In order to be considered for nomination, recommendations made by shareholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. In evaluating the persons recommended as potential Trust Managers, the Board of Trust Managers (or the independent Trust Managers, as appropriate) will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Shareholders may directly nominate potential Trust Managers (without the recommendation of the Board of Trust Managers or independent Trust Managers) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.9 of our bylaws. Any shareholder may request a copy of our bylaws free of charge by calling (855) 742-4862 or may view the bylaws in the REIT I Corporate Governance section of our website at www.richuncles.com.

Shareholder Communications with the Board of Trust Managers

We have established a procedure for shareholders to communicate comments and concerns to the Board of independent Trust Managers. Shareholders may contact the Board of Trust Managers at the following address:

Board of Trust Managers of Rich Uncles Real Estate Investment Trust I

3080 Bristol Street, Suite 550

Costa Mesa, CA 92626

(855) 742-4862

Shareholders should report any complaints or concerns regarding (1) suspected violations or concerns as to compliance with laws, regulations, our Code of Business Conduct and Ethics or other suspected wrongdoings affecting us or our properties or assets, or (2) any complaints or concerns regarding our accounting, internal accounting controls, auditing matters, or any concerns regarding any questionable accounting or auditing matters affecting us. Shareholders should report any such suspected violations or other complaints or concerns by any of the following means:

•	By calling the toll free at (855) 742-4862; or

•	By mailing a description of the suspected violation or concern to:

Audit Committee

c/o Rich Uncles Real Estate Investment Trust I

3080 Bristol Street Suite 550

Costa Mesa, CA 92626

Reports will be made known to our compliance officer and the audit committee chair, provided that no person named in the report will receive the report directly.

 Executive Officers and Trust Managers

We have provided below certain information about our executive officers and Trust Managers. All of our Trust Managers have terms expiring on the date of the Annual Meeting and are being nominated for re-election to serve until the 2018 annual meeting and until his or her successor is elected and qualified.

Name (1)	Age (2)	Positions	Year of First Becoming a Trust Manager
Harold C. Hofer	61	Chief Executive Officer and Trust Manager	2012
Raymond E. Wirta	73	Chairman of the Board and Trust Manager	2012
Howard Makler	50	President and Chief Marketing Officer	N/A
Jean Ho	49	Chief Financial Officer and Secretary	N/A
Vipe Desai	50	Independent Trust Manager (3)	2012
David Feinleib	43	Independent Trust Manager (3)	2012
Jonathan Platt	32	Independent Trust Manager (3)	2012
Jeffrey Randolph	61	Independent Trust Manager (3)	2012
John Wang	54	Trust Manager	2016

(1)	The address of each Executive Officer and Trust Manager listed is 3080 Bristol Street, Suite 550, Costa Mesa, California 92626.
(2)	As of September 15, 2017.
(3)	Member of our audit committee.

Mr. Harold Hofer. Our Board of Trust Managers has concluded that Harold Hofer is qualified to serve as a Trust Manager and as our Chief Executive Officer by reason of his extensive industry and leadership experience. Mr. Hofer is a sponsor of our REIT. Together with Mr. Wirta, he indirectly owns and controls our advisor and our sponsor. Mr. Hofer has been a lawyer since 1980 and is an inactive member of the California State Bar. He was formerly owner of Hofer Realty Advisors, a boutique real estate firm that acted as a principal and advised clients in various real estate transactions focused on investments in retail shopping centers. Mr. Hofer is a principal in a private investment fund known as REIT Opportunity Capital Advisors, or “ROCA”, which invests in the listed stocks of public REITs. He has participated in real estate transactions, as a principal and as a broker, valued in excess of $2 billion in his 30-year real estate career. Mr. Hofer has extensive underwriting, acquisition and management experience, and has asset managed multi-million dollar portfolios of owned properties. As our Chief Executive Officer and a principal of our external advisor, Mr. Hofer is best-positioned to provide our Board of Trust Manager with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of our advisor, Mr. Hofer brings to our Board of Trust Managers demonstrated management and leadership ability. Mr. Hofer has been employed by our advisor, which was formerly known as Nexregen, LLC, since it was founded in 2007, during which time he has also been engaged independently as a real estate investment sponsor and investor in California, Texas and elsewhere.

Mr. Raymond Wirta. Our Board of Trust Managers has concluded that Raymond Wirta is qualified to serve as one of our Trust Managers by reason of his expertise with real estate-related investments. Mr. Wirta is a sponsor of our REIT. Together with Mr. Hofer, he indirectly owns and controls our advisor and our sponsor. Mr. Wirta has been Chairman of the Board of CBRE Group (NYSE: CBG), a global real estate services firm, since 2014 and a Director since 1997 and served as the Chief Executive Officer of its predecessor company, CBRE Services, from 1999 to 2001. From 2009 through the present, he has been Chief Executive Officer of the Koll Company, a West Coast-based real estate investment and development company. He previously served as Chief Executive Officer for Koll Management Services and Bolsa Chica Company during time frames when both were publicly traded real estate companies. Based on these experiences, Mr. Wirta offers insights and perspective with respect to our real estate portfolio. From 2010 through the present, he has been president of Irvine Company, a privately held California based real estate development company with ownership of 115 million square feet of apartments, office, retail and resorts in California. As one of our executive officers and a principal of our advisor and our sponsor, Mr. Wirta is also able to direct our Board of Trust Managers to the critical issues facing our Company.

Mr. Howard Makler. Mr. Makler is our president and chief marketing officer, having joined our advisor in 2013. He also currently serves as chief executive officer of Howie’s Game Shack, which he founded in 2005. Howie’s Game Shack operates the largest interactive centers in North America, allowing approximately 1,000 gamers to simultaneously play PCs and XBOXs competitively. From 1992 through 2005, Mr. Makler was co-founder, chairman and chief operating officer of Excess Space Retail Services, which specialized in real estate disposition and lease renegotiation for retail chains. He has served as professor at the International Council of Shopping Centers’ School of Leasing at the Wharton School of the University of Pennsylvania from 2004 through the present. In 2003, Mr. Makler received the “Rising Stars 40 under 40 Award” by Chain Store Age. He has been featured on ABC, Fox News, CNN and the Wall Street Journal. He has served on the Board of Directors for The Skyhook Foundation, a charity founded by Kareem Abdul-Jabbar, and as Vice Chair for Athletics & Entertainers for Kids.

Ms. Jean Ho. Ms. Ho is our Chief Financial Officer, having joined our advisor in January 2016. Ms. Ho is also an adjunct professor of taxation at California State University, Fullerton's Graduate School of Accounting. From 2010 through 2015, Ms. Ho served as the Chief Operating Officer and Chief Financial Officer of Soteira Capital, LLC, a southern California-based, registered investment adviser with approximately $250 million under management that serves investment companies, pooled investment vehicles, pension and profit sharing plans, high net worth individuals, private foundations, and charitable organizations. Prior to her service at Soteira Capital, LLC, Ms. Ho served as the Chief Financial Officer of MKA Capital Advisors, LLC, a sponsor and manager of an approximately $750 million private real estate investment fund, and, prior to that, as a Director at BridgeWest, LLC, a $500 million family office. Prior to entering private practice, she was employed by KPMG, specializing in real estate, financial services, and personal financial planning. Ms. Ho has also been a member of the California State Bar since 1996 and a licensed Certified Public Accountant in California since 1992.

Mr. Vipe Desai. Our Board of Trust Managers has concluded that Vipe Desai is qualified to serve as an independent Trust Manager for reasons including his extensive knowledge and understanding of marketing and branding. Mr. Desai has spent the majority of his professional career in the action sports industries. From 1993 to 1998, Mr. Desai owned and operated H2O Surf and Snowboard Shop in Orange County, CA. This professional experience exposed Mr. Desai to action sports industries and provided him with valuable knowledge regarding marketing and brand awareness vis-à-vis action sports enthusiasts. In 2000, Mr. Desai founded Propaganda HQ (“PHQ”), which he continues to manage. PHQ is a youth brand consulting agency which assists its clients in developing brand strategies, event production, social media marketing and digital marketing. PHQ’s clients have included Red Bull, Monster Energy, DaimlerChrysler, Surfrider Foundation, Billabong, DaKine, Electric Eyewear, Nixon Watches, O’Neill, Reef, HBO, and Ball Park Franks. From 2009 to 2010, Mr. Desai also held senior marketing positions with Monster Energy and TransWorld Media. While at Monster Energy, Mr. Desai was responsible for sponsored athlete relations, events and brand partnerships worldwide. Mr. Desai is the founder and director project BLUE (www.betruetoblue.com), a consortium of leading surf apparel companies which produce complementary lines of premium “project BLUE” products, with a portion of the sales proceeds being directed to the Surfrider Foundation and the SIMA Environmental Fund. Mr. Desai is a current or past Board member of various charitable organizations, including project BLUE, the SIMA Humanitarian Fund, the Rob Dyrdek Foundation, the Surfrider Foundation and Life Rolls On. Mr. Desai brings a unique perspective on the “branding” of our REIT’s investment products, including web site design, public relations and marketing. He is a graduate of Point Loma Nazarene University.

Mr. David Feinleib. Our Board of Trust Managers has concluded that David Feinleib is qualified to serve as an independent Trust Manager by reason of his expertise in management and data analytics. From 2011 through the present, Mr. Feinleib has served as the Managing Director of The Big Data Group and from 2013 through the present as Founder and CEO of Content Analytics, Inc. The Big Data Group provides strategy consulting to leading technology buyers and vendors to unlock the value of their data assets. Content Analytics, a leader in E-Commerce analytics, helps major brands and retailers optimize the Findability and Shopability of their products online. Mr. Feinleib’s Big Data Landscape has been viewed more than 200,000 times and is used as a reference by Intel, Dell, VMWare, and the US Government, among others. His book Big Data Bootcamp is available from Apress in the United States. Mr. Feinleib has been quoted by Business Insider and CNET, and his writing has appeared on Forbes.com and in Harvard Business Review China. From 2006 to 2011, Mr. Feinleib was a general partner at Mohr Davidow Ventures, where he led investments in Software as Service (SaaS) companies, including Infusion Software, which completed a $55M Series D round of funding led by Bain Capital Ventures, Goldman Sachs, and others in 2014. From 2001 to 2003, Mr. Feinleib co-founded Consera Software and worked as Vice President of Products, which was acquired by HP, and from 2004 to 2012, co-founded Likewise Software and served as Director, which was acquired by EMC. A lifelong entrepreneur, Mr. Feinleib taught himself how to program and joined Microsoft at age 16. Mr. Feinleib holds a BA from Cornell University and an MBA from the Graduate School of Business at Stanford University. He is an avid violinist and a four-time Ironman distance finisher.

Mr. Jonathan Platt. Our Board of Trust Managers has concluded that Jonathan Platt is qualified to serve as an independent Trust Manager by reason of his experience as a real estate lawyer, investor and manager. Mr. Platt has more than three years’ relevant experience in the real estate business. Mr. Platt is a principal in Kingstone Properties, founded in 2011, serving as both counsel and its chief financial officer. Kingstone Properties is a full service commercial real estate firm, specializing in investments and property management. Mr. Platt is also a partner in Platt Law Group, LLP, a real estate law firm founded in 2011. Prior to joining Kingstone Properties, Mr. Platt briefly served as a financial analyst at LSA, working on transactions including municipal securities stripping, HUD multi-family refinancings, real estate loan syndication and special situations. Mr. Platt received his J.D. from the Benjamin N. Cardozo School of Law, where he served as an editor on the Cardozo Public Law, Policy & Ethics Journal, and he is an active member of the State Bar of California (admitted 2010). He received his bachelor’s degree in finance, graduating cum laude, from Sy Syms School of Business at Yeshiva University. He is also a licensed real estate broker in California.

Mr. Jeffrey Randolph. Our Board of Trust Managers has concluded that Jeffrey Randolph is qualified to serve as an independent Trust Manager by reason of his extensive experience in investment management. From 2002 through 2007 and then again from 2010 through March 2017 (now retired), Mr. Randolph was a Principal and served as Chief Financial Officer and Chief Compliance Officer for Affinity Investment Advisors, LLC, a firm specializing in U.S. stock exchange investments. In 2007, Affinity was purchased by Morgan Stanley Investment Management. From 2007 through 2010, Mr. Randolph served as Managing Director for Morgan Stanley and its wholly owned subsidiary Van Kampen Investments. His role included supporting the firm’s domestic and international investment clients. Toward the end of 2010, Mr. Randolph was part of the decision to re-launch Affinity as an independent entity to capitalize on the increasing investor interest in boutique management firms. Mr. Randolph brings 25 years of investment experience to our REIT. His previous work experience includes Principal at Avalon Financial Group Inc., Chief Financial Officer for Bonutto-Hofer Investments and Vice President at Security Pacific National Bank. Mr. Randolph received his bachelor degree in Business Finance from California State University, Long Beach in 1978.

Mr. John Wang. Our Board of Trust Managers has concluded that John Wang is qualified to serve as a Trust Manager by reason of his extensive real estate experience. Mr. Wang is the president and founding member of Pacific Coast Realty Services, Inc., and chairman of VenQuest Hotel Group, which owns and manages a portfolio of hotels and commercial properties throughout the U. S. for the past 25 years. He has been instrumental in the formation, development and direct investment of over thirty companies since 1988. Mr. Wang is a former board member of General Bank, a Los Angeles based financial institution with over $3 billion in assets. He was actively involved in the strategic planning and growth of the bank and was instrumental in the bank’s formation of GBC Venture Capital in 1998. He was a member of the executive loan committee and community reinvestment committee. He was the principal strategist in the merger of General Bancorp with Cathay Bank in 2003. Mr. Wang is also one of the owners of our advisor and, accordingly, is not considered to be an independent Trust Manager. For the past five years, Mr. Wang has acted as a private investor.

In 2001, Mr. Wang was appointed by the former president of Taiwan to serve as a member of the Taiwan Parliament from 2001 to 2004. As member of the Senate Foreign Relations Committee, he participated and led several delegations on diplomatic and trade missions around the world for Taiwan. He is currently a member of the advisory board for the Taiwan Parliament.

Code of Business Conduct and Ethics

On March 10, 2017, our Board of Trust Managers approved and adopted our Code of Business Conduct and Ethics (the “Code”) which was filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2016. The Code is also posted in the REIT I Corporate Governance section of our website at www.richuncles.com.

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, our advisor, and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us. See “Report of the Independent Trust Managers—Certain Transactions with Related Persons” for a discussion of the fees paid to our advisor and its affiliates.

Compensation of Independent and Non-Officer Trust Managers

If a Trust Manager is also one of our executive officers, we do not pay any compensation to that person for services rendered as a Trust Manager. We pay each of our independent Trust Managers and our non-independent non-officer Trust Manager John Wang for attending meetings as follows: (i) 500 shares for each Board meeting attended; (ii) 500 shares for each committee meeting attended; and (iii) 100 shares for each acquisition vote outside of votes in the course of a Board meeting. All Trust Managers receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Trust Managers.

For the year ended December 31, 2016, we paid our Trust Managers as follows:

Name	Shares Issued
David Feinleib	1,500
Vipe Desai	1,400
Jonathan Platt	1,300
Jeffrey Randolph	900
John Wang	900

STOCK OWNERSHIP

As of September 15, 2017, there is no person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. The following table shows, as of September 15, 2017, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) each of our Trust Managers and executive officers; and (2) all of our Trust Managers and executive officers as a group. Mr. Makler and two of our Trust Managers, Messrs. Hofer and Wirta, also act as our executive officers through their roles with our advisor.

Name (1)	Number of Shares	Amount of Beneficial Ownership of Shares	Percent(2)
Harold C. Hofer	11,211 shares	0.1344	%*
Raymond E. Wirta	18,864 shares	0.2262	%*
Howard Makler	19,035 shares	0.2282	%*
Jean Ho	227 shares	0.0027	%*
Vipe Desai	3,659 shares	0.0439	%*
David Feinleib	8,529 shares	0.1023	%*
Jonathan Platt	15,550 shares	0.1864	%*
Jeffrey Randolph	6,572 shares	0.0788	%*
John Wang	2,770 shares	0.0332	%*
All Trust Managers and executive officers as a group	86,417 shares	10.0362	%*

*	Less than 1% of the outstanding common stock and none of the shares is pledged as security.
(1)	The address of each named beneficial owner is 3080 Bristol Street, Suite 550, Costa Mesa, CA 92626.
(2)	Based on 8,340,147 shares of common stock outstanding on September 15, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, once our shares of common stock are registered pursuant to Section 12 of the Exchange Act, Trust Managers, executive officers and any persons beneficially owning more than 10% of our common stock are required to report their initial ownership of the common stock and most changes in that ownership to the SEC. During 2016, our shares of common stock were not registered under the Exchange Act and thus no reports were required to be filed by the persons described above in 2016.

PROPOSAL 1. ELECTION OF TRUST MANAGERS

At the Annual Meeting, you and the other shareholders will vote on the election of seven persons to the Board of Trust Managers. Those persons elected will serve as Trust Managers until the 2018 annual meeting and until their successors are elected and qualified. The Board of Trust Managers has nominated the individuals listed in the table below, who are each currently serving as a Trust Manager of the Company, for re-election as Trust Managers:

Harold C. Hofer
Raymond E. Wirta
Vipe Desai
David Feinleib
Jonathan Platt
Jeffrey Randolph
John Wang

Each of the Trust Manager nominees has consented to be named in this Proxy Statement and to serve as a Trust Manager if elected. Detailed information about each of our Trust Manager nominees, including biographical summaries of their experience and qualifications, can be found in this Proxy Statement under “Certain Information About Management—Executive Officers and Trust Managers” and “Stock Ownership” above.

Vote Required

Under our charter, a majority of the shares of common stock present in person or by proxy at a meeting of shareholders at which a quorum is present is required for the election of the Trust Managers. This means that, of the shares of Class C and Class S common stock present in person or by proxy at the Annual Meeting, a Trust Manager nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the Board. Because of this majority vote requirement, abstentions will have the effect of a vote against each nominee for Trust Manager. If an incumbent Trust Manager nominee fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” Trust Manager until his successor is elected and qualified.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR all of the Trust Manager nominees listed above. If any nominee becomes unable or unwilling for good cause to serve as a Trust Manager at the time of the Annual Meeting, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. Our Board of Trust Managers has no reason to believe that any of its Trust Manager nominees for election at the Annual Meeting will be unable or unwilling to serve if elected as a Trust Manager.

Whether you plan to attend the Annual Meeting and vote in person or not, we urge you to have your vote recorded. Shareholders may authorize a proxy to vote their shares: (1) via the Internet; or (2) by mail, using the proxy card accompanying your proxy materials if you received a printed copy of the proxy materials by mail. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting shareholder votes.

Recommendation

THE BOARD OF TRUST MANAGERS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL

NOMINEES LISTED FOR RE-ELECTION AS TRUST MANAGERS.

PROPOSAL 2.	RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, you and the other shareholders will consider and vote upon the ratification of the appointment of Anton & Chia LLP as our independent registered public accounting firm for the year ending December 31, 2017.

The audit committee has appointed Anton & Chia LLP as our independent registered public accounting firm for the year ending December 31, 2017. Anton & Chia LLP has served as our independent registered public accounting firm since our inception and audited our financial statements for the year ended December 31, 2016. We expect that Anton & Chia LLP representatives will be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Anton & Chia LLP representatives will be available to respond to appropriate questions posed by shareholders.

Additional information about Anton & Chia LLP, including the fees we have paid to Anton & Chia LLP, can be found in this Proxy Statement under “Certain Information About Management—The Audit Committee.” The “Report of the Independent Trust Managers” section included in this Proxy Statement also contains information about the role of Anton & Chia LLP with respect to the audit of the Company’s annual financial statements.

Shareholder ratification of the appointment of Anton & Chia LLP as our independent registered public accounting firm is not required. However, the Board is submitting the appointment of Anton & Chia LLP to the shareholders for ratification as a matter of good Company governance. Notwithstanding its appointment of Anton & Chia LLP and even if Anton & Chia’s appointment is ratified by shareholders, the audit committee may select new auditors at any time in the future in its discretion if it deems such decision to be in our best interests. If the appointment of Anton & Chia LLP is not ratified by our shareholders, the audit committee may consider whether it should appoint another independent registered public accounting firm.

Vote Required

Under our bylaws, assuming a quorum is present at the Annual Meeting, a majority of the shares of common stock entitled to vote on, and voted for or against, this proposal is required for the ratification of the appointment of Anton & Chia LLP as our independent registered public accounting firm for the year ending December 31, 2017. Abstentions will not count as votes for or against this proposal and will have no effect on the determination of this proposal.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of Anton & Chia LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Whether you plan to attend the Annual Meeting and vote in person or not, we urge you to have your vote recorded. Shareholders may authorize a proxy to vote their shares: (1) via the Internet; or (2) by mail, using the proxy card accompanying your proxy materials if you received a printed copy of the proxy materials by mail. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting shareholder votes.

Recommendation

THE BOARD OF TRUST MANAGERS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF ANTON & CHIA LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING

DECEMBER 31, 2017.

SHAREHOLDER PROPOSALS

Shareholder Proposals and Nomination of Trust Manager Candidates Not Intended for Inclusion in Proxy Materials. A shareholder seeking to present a proposal of business or nominate a Trust Manager for election to our Board at the 2018 annual meeting of shareholders but not intending for such proposal or nomination to be included in the proxy statement for the meeting must comply with the advance notice requirements set forth in our bylaws. Our bylaws require a shareholder desiring to present a proposal or nominate a Trust Manager for the 2018 annual meeting of shareholders to provide written notice to the Company’s Secretary at the Company’s principal executive offices (i) not earlier than August 12, 2018, 90 days prior to the anniversary of the Annual Meeting, and not later than September 1, 2018, 70 days prior to such anniversary, or (ii) if the date of the 2018 annual meeting of shareholders is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, not earlier than the 90th day, or later than the 70th day prior to such annual meeting of shareholders. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 2.9 of our bylaws.

Proposals for Inclusion in Proxy Materials. A shareholder seeking to have a proposal included in the proxy statement for our 2018 annual meeting of shareholders must comply with Rule 14a-8 under the Exchange Act, which sets forth the requirements for including shareholder proposals in Company-sponsored proxy materials. In accordance with Rule 14a-8, any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by May 29, 2018, which is 120 days prior to the one-year anniversary of the date this Proxy Statement was first released to our shareholders. However, if the date of the 2018 annual meeting of shareholders changes by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then such proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2018 annual meeting of shareholders.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Trust Managers or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

Rich Uncles Real Estate Investment Trust I 3080 Bristol Street, Suite 550 Costa Mesa, CA 92626 www.RichUncles.com

VOTE BY INTERNET - http://reit1proxymailvote.richuncles.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Pacific Time the day before the meeting date. Please visit https://news.richuncles.com/careit1proxy to review proxy materials then visit http://reit1proxymailvote.richuncles.com to create an electronic voting instruction form. If you vote by Internet you do not have to return your proxy card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Rich Uncles, 3080 Bristol Street, Suite 550, Costa Mesa, CA 92626

YOUR CONTROL NUMBER IS:	12345678

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
The Board of Trust Managers recommends that you vote FOR the following trust manager nominees:
		For	Against	Abstain		For	Against	Abstain

1.	Election of Trust Managers
	01 - Harold C. Hofer	☐	☐	☐	05 - Jonathan Platt	☐	☐	☐

	02 - Raymond E. Wirta	☐	☐	☐	06 - Jeffrey Randolph	☐	☐	☐

	03 - Vipe Desai	☐	☐	☐	07 - John Wang	☐	☐	☐

	04 - David Feinleib	☐	☐	☐

The Board of Trust Managers recommends that you vote FOR Proposal 2:
		For	Against	Abstain

2.	Ratification of the appointment of Anton & Chia LLP as Rich Uncles Real Estate Investment Trust I’s independent registered public accounting firm for the fiscal year ending December 31, 2017	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2016 Annual Report are available at https://news.richuncles.com/careit1proxy.

Rich Uncles Real Estate Investment Trust I Annual Meeting of Shareholders

November 10, 2017 at 11:00 A.M. Pacific Time

This proxy is solicited by the Board of Trust Managers

The undersigned shareholder(s), hereby revoking any proxy previously given, hereby appoint(s) Howard Mackler and Jean Ho, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Rich Uncles Real Estate Investment Trust I that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held November 10, 2017, at Rich Uncles’ offices located at 3090 Bristol Street, Suite 550, Costa Mesa, California 92626, and any adjournments or postponements thereof. The proposals referred to on the reverse side hereof are described in the Proxy Statement that is being delivered in connection with the Annual Meeting of Shareholders.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trust Managers' recommendations included on the reverse side thereof. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his or her discretion on such other business as may properly come before the Annual Meeting of Shareholders or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY.

Continued and to be signed on reverse side